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                                                                   Exhibit 10.28

September 21, 1998

Mr. William H. Diamond, Jr.
2 Regent Circle
Basking Ridge, NJ 07920

Dear Bill,

     E-Tek Dynamics (the "Company") is very pleased to offer you a position as Vice President of Marketing and an officer of E-Tek. You will have responsibility for all of the Company's promotional and marketing activities, on the terms set forth in this letter agreement, effective upon your acceptance by execution of a counterpart copy of this letter where indicated below.

1.   Reporting Duties and Responsibilities: Employment at Will. In this
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     position, you will report to the Sr. Vice President, Marketing & Sales of the Company. This offer is for a full time position, located at the offices of the Company, except as reasonable travel to other locations may be necessary to fulfill your responsibilities. Your employment with the Company is on an "at will" basis, and either you or the Company may terminate your employment with the Company at any time, for any or no reason.

2.   Severance Payments upon Termination. If the Company terminates your
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     employment (i) for any reason other than Cause; or (ii) you resign for
     "Good Reason", (A) the Company will pay you an agreed upon severance in an amount equal to your then base salary for the lesser of (i) twelve months; or (ii) the number of months before you obtain a position with another firm and (B) the vesting for all options held by you shall be accelerated by twelve months as of such termination of employment.

     "Cause" shall mean (i) gross negligence or willful misconduct in the performance of duties to the Company after one written warning detailing the concerns and offering you opportunities to cure; (ii) material and willful violation of any federal or state law; (iii) commission of any act of fraud with respect to the Company; (iv) commission of a felony or a crime causing material harm to the standing and reputation of the Company; or (v) intentional and improper disclosure of the Company's confidential or proprietary information.

     Resignation for "Good Reason" shall occur if you voluntarily resign from employment because of (i) a material adverse change in your position with the Company which materially reduces your responsibility, without Cause and without your written consent; (ii) a material reduction in your compensation without your written consent; or (iii) a relocation of your place of employment outside of the seven (7) Bay Area counties, without your written consent.

William H. Diamond, Jr.
September 21, 1998
Page 2 of 4
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     You agree that the payments set forth in this offer letter constitute all payments that you shall be entitled to, and under any theory, in the event of any termination of employment.

3.   Salary; Bonus; Benefits and Vacation. Your base salary will be $15,000
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     ($180,000) per month, subject to annual review, payable in accordance with the Company's customary payroll practice as in effect from time to time. You will also be eligible to earn an annual target bonus in the amount of 30% of your salary ($60,000) based on the achievement of certain marketing, business and financial objectives that you and the Company's Sr. Vice President, Marketing & Sales will mutually determine in good faith. The objectives for your first year will be determined promptly after your acceptance of this letter; objectives for future years will be determined promptly after the beginning of each fiscal year of the Company. You will also receive the Company's standard employee benefits package (including directors' and officers' insurance and medical and life insurance), and will be subject to the Company's vacation policy, as such package and policy are in effect from time to time.

4.   Relocation Bonus. You will receive a bonus of $50,000 payable within thirty
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     (30) days of your first month of employment. Up to an additional $30,000 maximum will be provided should actual expenses exceed $50,000. This bonus, up to $80,000, will be the full and entire compensation for temporary living expenses, flights and any and all relocation expenses. Our offer, & this bonus, is based on your permanent relocation to the San Jose area in California within nine (9) months.

5.   Stock Option. You will be granted a stock option, subject to Board
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     approval, to purchase up to 250,000 shares of the Company Common Stock pursuant to the Company's Stock Option Plan. The option will have an exercise price equal to the then-current fair market value of the Company Common Stock when approved by the Board. The option will be immediately exercisable, subject to an optional repurchase by the Company (at your original purchase price) on termination of employment that will lapse over a four-year vesting schedule with a twelve (12) month cliff vesting at the rate of 62,500 shares vesting at the end of your first twelve months of service and 5,208 shares vesting in each of the next succeeding 36 months, at the close of each such month during which you remain employed with the Company.

William H. Diamond, Jr.
September 21, 1998
Page 3 of 4
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6.   Loan. You will be eligible for an interest free loan of $300,000 from the
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     Company payable within six (6) months of your starting date and the term of the loan is for a period of one (1) year. Because this loan does not bear interest, the face value will have interest accrued based on an interest rate provided by the Internal Revenue Services, and this amount will be added to your annual W2. Should you terminate employment with E-Tek, either voluntarily or for cause, you will be responsible for payment in full of the loan immediately upon termination.

7.   Confidential Information. As an employee of the Company, you will have
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     access to certain Company confidential information and you may, during the course of your employment, develop certain information or inventions that will be the property of the Company. To protect the interest of the Company, you will need to sign the Company's standard "Employee Proprietary and Inventions Agreement" as a condition of your employment. We wish to impress upon you that we do not wish you to bring with you any confidential or proprietary material of any former employer or to violate any other obligation to your former employers.

8.   At-Will Employment. While we look forward to a long and profitable
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     relationship, should you decide to accept our offer, you will be an at-will employee of the Company, which means the employment relationship can be terminated by either of us for any reason at any time, with or without cause or advance notice. Any statements or representations to the contrary (and, indeed, any statements contradicting any provision in this letter) should be regarded by you as ineffective. Further, your participation in any stock option or benefit program is not to be regarded as assuring you of continuing employment for any particular period time.

9.   Authorization to Work. Because of Federal regulations adopted in the
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     Immigration Reform and Control Act of 1986, you will need to present documentation demonstrating that you have authorization to work in the United States. If you have any questions about this requirement, which applies to U.S. citizens and non-U.S. citizens alike, please contact our human resources department.

William H. Diamond, Jr.
September 21, 1998
Page 4 of 4
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10.  Term of Offer. This offer will remain open until October 2, 1998. If you
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     decide to accept our offer, and I hope that you will, please sign the enclosed copy of this letter in the space indicated and return to me. Upon your signature below, this will become our binding agreement with respect to the subject matter of this letter, superseding in their entirety all other or prior written or oral agreements by you with the Company as to the specific subjects of this letter, and will be binding upon and inure to the benefit of our respective successors and assigns, and your heirs, administrators and executors, will be governed by California law, and may only be amended in a writing signed by you and the Company.

11.  Dispute Resolution. If a legal action or other proceeding is brought for
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     enforcement of this Agreement because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees and costs incurred, both before and after judgment, in addition to any other relief to which they may be entitled.

     We are very excited to have you, Sue and the boys join us at E-Tek Dynamics and look forward to working with you.

                                           Sincerely,
                                           E-TEK DYNAMICS

                                           /s/ Michael J. Fitzpatrick
                                           ____________________________________
                                           Michael J. Fitzpatrick
                                           President and Chief Executive Officer

Acknowledged, Accepted and Agreed


/s/ William H. Diamond, Jr.
______________________________
William H. Diamond, Jr.


Date:

cc:  Ming Shih